UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

CrowdStrike Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38933	45-3788918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 E. 9th Street
Suite 1400
Austin, Texas 78701

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (888) 512-8906

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0005 par value	CRWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition

CrowdStrike Holdings, Inc. (“CrowdStrike” or the “Company”) expects its fiscal 2026 first quarter (ended April 30, 2025) financial results to be in-line with or above its guidance as provided in its fourth quarter 2025 earnings release on March 4, 2025. The Company also reaffirms its guidance for the fiscal year 2026 (ending January 31, 2026), as provided in its earnings press release issued March 4, 2025, that was previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2025.

Item 2.05 - Costs Associated with Exit or Disposal Activities

On May 6, 2025, the Company announced a strategic plan (the “Plan”) to evolve its operations to yield greater efficiencies as the Company continues to scale its business with focus and discipline to meet its goal of $10 billion in ending ARR. The Plan is expected to result in a reduction of roles representing approximately 500 positions or 5% of the Company’s global workforce. CrowdStrike expects to continue to hire in key strategic areas throughout its fiscal year ending January 31, 2026.

CrowdStrike estimates that it will incur approximately $36 million to $53 million in charges in connection with the Plan, of which approximately $7 million is expected to be recognized in the first quarter of fiscal 2026, and substantially all of the remainder of which will be incurred in the second quarter of fiscal 2026. These charges primarily consist of approximately $19 million to $26 million of future cash expenditures related to severance payments, employee benefits, and related costs; and approximately $10 million to $20 million in non-cash charges for stock-based compensation. The Company intends to exclude the charges associated with the Plan from its non-GAAP financial measures.

The actions associated with the Plan are expected to be substantially complete by the end of the second quarter of fiscal 2026, subject to local law and consultation requirements.

Item 7.01 – Regulation FD Disclosure

A note to CrowdStrike’s employees from CrowdStrike’s Chief Executive Officer regarding these actions is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company will release financial results for its first quarter fiscal 2026 ended April 30, 2025 after the U.S. market close on Tuesday, June 3, 2025. CrowdStrike will host a conference call that day at 2:00 p.m. Pacific Time (5:00 p.m. Eastern time) to discuss the results. Information on how to register for the live event is available on the Company’s Investor Relations website at ir.crowdstrike.com. A live webcast of the conference call and the financial results press release will also be accessible from the CrowdStrike investor relations website. An audio webcast replay of the conference call will be available on the investor relations website for one year.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including CrowdStrike’s expectations of its financial results for its fiscal quarter ended April 30, 2025, CrowdStrike’s reaffirmation of guidance for the 2026 fiscal year, CrowdStrike’s estimates of the amount and timing of charges that it expects to incur in the Plan, and the benefits that CrowdStrike anticipates from the Plan. These forward-looking statements are based on CrowdStrike’s current beliefs and expectations, and are subject to inherent risks and uncertainties. Actual results could differ materially, and therefore you should not place undue reliance on any forward-looking statements. Risks include, but are not limited to, that the Plan could cost more than anticipated, that the Plan could negatively affect CrowdStrike’s ability to recruit and retain skilled personnel, that the Plan could negatively affect CrowdStrike’s business operations, as well as the risks described in CrowdStrike’s filings with the Securities and Exchange Commission, including CrowdStrike’s most recent report on Form 10-K. In addition, Crowdstrike has not completed its financial closing procedures for the quarter ended April 30, 2025, and therefore its actual financial results for the quarter ended April 30, 2025 could differ from CrowdStrike’s current expectations. CrowdStrike assumes no obligation to update any such forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Note to CrowdStrike employees from CrowdStrike’s Chief Executive Officer, dated May 6, 2025.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdStrike Holdings, Inc.

Date: May 7, 2025	/s/ Burt W. Podbere
Burt W. Podbere
Chief Financial Officer